SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 31, 2003
                                                         ----------------



                                 CSX CORPORATION
                                 ---------------
             (Exact name of registrant as specified in its charter)


                                    Virginia
                                    --------
                         (State or other jurisdiction of
                         incorporation or organization)


             2-63273                         62-1051971
             -------                         ----------
           (Commission                    (I.R.S. Employer
             File No.)                    Identification No.)


                  901 East Cary Street, Richmond, VA 23219-4031
                  ---------------------------------------------
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (804) 782-1400
                                 --------------

ITEM 5.           OTHER EVENTS

         CSX Corporation issued a press release announcing the election of Michael J. Ward as chairman and chief executive officer of CSX Corporation by the CSX Board of Directors, which is filed as Exhibit 99.1 and incorporated herein by reference.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         The following exhibit is filed as part of this report.

         99.1 Press Release of January 31, 2003 from CSX Corporation.




                                    Signature

              Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CSX CORPORATION

                                      By:  /s/ CAROLYN T. SIZEMORE
                                           ------------------------
                                          Carolyn T. Sizemore
                                          Vice President and Controller
                                          (Principal Accounting Officer)


Date:  February 5, 2003

                                                                    Exhibit 99.1

                                                  Contact:  Adam Hollingsworth
                                                                   Susan Wiles
                                                                (904) 366-2949

                          WARD PROMOTED TO CHAIRMAN AND
                             CEO OF CSX CORPORATION

         RICHMOND, Va., January 31, 2003 - The CSX Board of Directors announced today that it has elected Michael J. Ward to serve as chairman and chief executive officer of CSX Corporation (NYSE: CSX), in addition to his current role as president of CSX Corporation. Ward succeeds John W. Snow, who was confirmed yesterday by the U.S. Senate to serve as Secretary of the Treasury.

        The CSX Board of Directors said, "The management succession planning process has been in place for a number of years at CSX, and the Board of Directors has complete confidence in Michael Ward's ability to lead the company successfully. He brings tremendous management expertise and knowledge of the transportation marketplace and its customers to this position. As a result, CSX is well positioned to enhance service offerings, grow markets, increase productivity and provide shareholder value. The improved earnings, safety record and service performance at CSXT since Michael took the helm are attributable to his leadership and strategy."

        The Board continued by saying, "We also want to pay tribute to the leadership and outstanding service provided by John Snow over the last quarter century. He helped change the strategic direction and focus of CSX Corporation, providing a stronger, rail-based foundation for the future. John's appointment is a compliment to him and all of CSX. The Board wishes John every success as he takes on his new responsibilities in the Bush Administration."

        Ward, 52, has spent his 25-year business career with the railroad. Before being named president of CSX Corporation in July 2002, he was president of CSX Transportation. He also served as executive vice president-operations, headed CSXT's coal business unit, managed Conrail merger planning and was the railroad's chief financial officer. A native of Baltimore, Ward received a master's degree in business administration from the Harvard Business School in 1976 and a bachelor's degree from the University of Maryland in 1972.

        CSX Corporation, based in Richmond, Va., operates one of the largest rail networks in the eastern half of the United States. It also provides intermodal and global container terminal operations. CSXT and its 35,000 employees provide rail transportation and distribution services over a 23,000 route-mile network in 23 states, the District of Columbia and two Canadian provinces.
                                       ###
                       CSX's Internet Address: www.csx.com